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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 033-75698, No. 333-06486, No. 333-29939, No. 333-57374, No. 333-73394, No. 333-104287, No. 333-107006 and No. 333-142354) and Forms S-3 (No. 333-105985, No. 333-121519 and No. 333-135793) of VIVUS, Inc. of our reports dated March 4, 2008, relating to the consolidated financial statements and schedule of VIVUS, Inc. and the effectiveness of internal control over financial reporting of VIVUS, Inc., included in this Annual Report on Form 10-K for the year ended December 31, 2007.

/s/ ODENBERG, ULLAKKO, MURANISHI & CO. LLP
San Francisco, California
March 4, 2008

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM